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                                                                    Exhibit 23.1

                      CONSENT OF MOHLER, NIXON & WILLIAMS
               ACCOUNTANCY CORPORATION, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the: (a) Registration Statement (Form S-8 No. 333-35926) pertaining to the Metawave Communications Corporation 2000 Employee Stock Purchase Plan, 2000 Stock Plan, Amended and Restated 1998 Stock Option Plan, Third Amended and Restated 1995 Stock Option Plan, and 1998 Directors' Stock Option Plan, and (b) Registration Statement (Form S-8 No. 333-48978) pertaining to the Adaptive Telecom, Inc. 1997 Stock Option Plan, of our report dated September 25, 2000 with respect to the financial statements of Adaptive Telecom, Inc. included in this Current Report (Form 8-K/A) of Metawave Communications Corporation filed November 3, 2000.


                                                 MOHLER, NIXON & WILLIAMS
                                                 Accountancy Corporation

                                                 /s/ MOHLER, NIXON & WILLIAMS


Campbell, California
November 3, 2000